AGREEMENT

THIS AGREEMENT is made and entered into this 10th day of April, 2008 by and between CTI Industries Corporation, an Illinois corporation having its principal place of business at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 (“CTI”) and Babe Winkelman Productions, Inc., a Minnesota corporation having its principal address at 7119 Forthun Road, Baxter, Minnesota 56425 (“BWP”).

WHEREAS, CTI is engaged in the production, marketing and sale, among other things, of a product line including a plastic bag incorporating a zippered closure and a valve for evacuating air from the bag by a portable vacuum pump (the “Product”); the product is marketed and sold under the brand name and trademark ZipVac™.

WHEREAS, BWP is engaged in advertising and public relations, hosting nationally-syndicated television programs, production of television commercials, personal appearances, featuring Babe and Kris Winkelman.

WHEREAS, CTI wishes to engage BWP to provide advertising and public relations services, produce commercials, and promote the ZipVac product and brand and to obtain the license and right to use the name and likeness of Babe and Kris Winkelman on and in connection with packaging and promotional materials related to the ZipVac product and brand.

NOW, THEREFORE, in consideration of the premises, and of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. Retention. CTI hereby retains BWP to provide services to CTI as provided herein for the term provided. BWP accepts such retention and agrees to provide the services provided herein for the term.

2. Services. BWP agrees that, during the term herein, it shall provide the following services to CTI:

2.1 BWP shall produce three commercials featuring the ZipVac Product and Babe and Kris Winkelman, the first commercial to be completed by approximately April 30, 2008 and additional commercials to be produced at the rate of approximately one per week thereafter. The content of the commercials shall be as the parties shall agree. All of the production costs of the commercials shall be borne by CTI.

2.2 BWP shall produce one Kris’ Kitchen segment for the BWP shows featuring Babe and Kris Winkelman which will feature the uses of the ZipVac Product line and include a demonstration of the Zip Vac Product.

2.3 BWP shall provide air time for broadcast of the commercials at the time of the BWP shows “ Good Fishing” and “Outdoor Secrets” in each of 58 weeks of the shows.

2.4 ZipVac will be identified as a sponsor of the Kris’ Kitchen segment of the shows.

2.5 ZipVac will be included in:

(a) Billboards for Kris’ Kitchen “Brought to you by ZipVac”

(b) Credit rolls at show end

(c) Product Wrap (when applicable-highlighting products used during the show)

2.6 The ZipVac logo will be placed on the sponsor page on www.winkelman.com with a reciprocating link to www.zip-vac.com. The ZipVac logo will also be included on the Kris’ Kitchen portion of the website.

2.7 Babe Winkelman and Kris Winkelman shall be available upon reasonable notice from time to time for personal appearances in connection with the promotion of the ZipVac Product line. Charges for such personal appearances shall be $3,000 per day for Babe Winkelman and $2,000 per day for Kris Winkelman, plus reimbursement for all transportation, lodging and meal expenses associated with such appearances.

2.8 Babe Winkelman and Kris Winkelman will include reference to the ZipVac Product in two columns written by them for print circulation.

2.9 BWP will provide access to BWP marketing professionals to develop cross-promotion opportunities.

2.10 The series programs will include editorial and visual support of the ZipVac Product line in applicable episodes.

3. Certain Provisions and Covenants.

3.1 CTI shall provide to BWP one BETA SP tape of each commercial message CTI wishes to air with rotation dates and frequency ratios if more than one commercial message is to air. Such tapes shall be provided to BWP within 20 days after completion of production thereof by BWP.

3.2 CTI warrants to BWP that the commercial announcements made by CTI in any commercial message do not infringe the copyrights, trademarks or trade names of any third party and do not include any libel or slander. BWP reserves the right not to produce, and not to accept for airing, any material that it reasonably determines is indecent, violent or morally offensive.

3.3 BWP shall handle the insertion of CTI’s commercial message and make placement thereof in accordance with instructions from CTI, or in the absence of such instruction, at its discretion.

3.4 BWP shall provide to CTI proof of airing of the commercial announcements and a post-airing analysis of household deliveries upon request.

3.5 BWP represents and warrants that it has the sole and exclusive right to telecast series during the term of this Agreement, that its is solely liable for full payment of all costs associated with the series and that the series will be ready for telecast for each season.

4. License. BWP grants to CTI the license and right to use the name, image, likeness and testimonies of Babe and Kris Winkelman on and in connection with ZipVac packaging, advertising (print and broadcast), on-line and in other promotional materials during the term of this Agreement. The license granted herein shall be subject to the following terms:

4.1 Definition of Terms. For purposes of this paragraph 3, the following terms shall have the meaning provided herein:

(a) “Net Revenues” shall mean the gross receipts of CTI from the sale of the Product during the Term hereof, less (i) any and all discounts or allowances, including without limitation advertising or slotting fees or allowances, (ii) returns, (iii) freight charges, (iv) taxes or duties.

(b) “Product” shall mean and include the product line identified as the Product and related products sold by CTI under the ZipVac brand.

(c) “Royalty” shall mean the fee payable to BWP with respect to Net Revenues of CTI from the sale of the Product during the Term.

4.2 Royalty. CTI shall pay to BWP a Royalty at the rate of Three (3%) of Net Revenues. The amount of the Royalty shall be determined and paid on a calendar quarterly basis during the term. The amount of the Royalty earned during any calendar quarter during the Term shall be payable on or before the 30th day following the last day of such calendar quarter.

4.3 Statements. CTI shall prepare and provide to BWP a report for each calendar quarter during the Term which shall include: (i) Net Revenue of CTI for the quarter and (ii) the amount of Royalties accrued and payable for the quarter. Such report shall be provided to BWP on or before 30 days after the last day of each quarter.

4.4 Right to Review. During the Term and for a period of six months after the expiration of the Term or termination of this Agreement, no more often than once in a six month period, BWP, or its authorized representative, shall have the right, upon ten (10) days written notice to CTI to inspect the records of CTI relating to the sale of Product. CTI shall retain all records relating to the sale of Product during the Term and for a period of one year from the date of expiration of the Term or termination of this Agreement.

4.5 Use of Rights. CTI’s right and license to use the name, image, likeness or testimony of Babe or Kris Winkelman shall be subject, in each event to the consent of BWP, which consent shall not unreasonably be withheld, when the intended use shall be consistent with the intent and terms of the license granted herein. With respect to each proposed use of the rights granted to CTI hereunder, CTI shall give thirty (30) days advance written notice of such intended use to BWP, such notice to include: (i) when the use shall be on printed material, a sample of such material and (ii) when the use shall be on video, a sample of the video. In the even that BWP shall fail to give notice to CTI within thirty (30) days after the date of such notice from CTI with respect to any intended use, BWP shall be deemed to have consented to such use.

4.6 Limitation of Rights. CTI shall receive and be entitled solely to the right and license expressly granted herein and shall not receive, own or have any right, title or interest in or to the name, image, likeness or testimony of Babe or Chris Winkelman or of any trademark, tradename, copyright or other intellectual property right of BWP or of Babe or Kris Winkelman except as expressly provided herein, for the Term provided herein. Upon the termination of this Agreement for any reason, or the expiration of the Term of this Agreement, the right and license granted to CTI herein shall terminate and CTI shall have no further rights with respect thereto; provided, however, that CTI shall have the right, for a period of 90 days from the date of such termination or expiration to sell or dispose of any and all packaging or promotional materials bearing the name, image, likeness or testimony of Babe or Kris Winkelman, subject to and on the terms and conditions provided herein.

5. Stock. In consideration of the services to be performed hereunder, the air time for commercials provided and the license granted herein, CTI hereby agrees to issue and deliver to BWP 50,000 shares of the common stock of CTI (“Shares”), subject to and on the following terms and conditions:

5.1 The Shares shall be earned, and BWP’s right to own, hold and dispose of the Shares as earned shall vest at the times and in the amount of shares as set forth below:

On or After   Aggregate No. of Shares

July 1, 2008   6,250

October 1, 2008    12,500

January 1, 2009       18,750

April 1, 2009      25,000

July 1, 2009   31,250

October 1, 2009        37,500

January 1, 2010         43,750

    April 1, 2010      50,000

5.2 In the even that CTI or BWP shall terminate this Agreement pursuant to paragraph 6.3 hereof, the right of BWP with respect to any Shares not then earned as of the date of such termination shall terminate, certificates for such shares shall be cancelled and BWP shall have no right or interest in such Shares.

5.3 In connection with the issuance to BWP of the option herein, BWP hereby represents, warrants and agrees as follows:

(a) BWP acknowledges that the Shares are being issued without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon Section 4(2) of the Act and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) thereunder in a transaction not involving any public offering, and that such reliance is based in part upon the representations and warranties set forth herein.

(b) BWP represents and warrants that it is an “accredited investor” as defined in Rule 501 of Regulation D under the Act.

(c) BWP acknowledges that CTI is a reporting company under the Securities Exchange Act of 1934, that BWP has received and reviewed the reports of CTI filed with the SEC, including its reports on Form 10-K, 10-Q and 8-K and that BWP is fully informed concerning the business and financial condition of CTI and the risk factors associated with an investment in the common stock of CTI;

(d) BWP is acquiring the Shares, solely for its own account, for investment, and not with a view to the distribution or resale thereof. BWP further represents and warrants that its financial condition is such that BWP is not under any present necessity or constraint to dispose of such securities to satisfy any existing or contemplated debt or undertaking.

(e) BWP has not offered or sold the Shares within the meaning of the Act. BWP does not have in mind any sale of such securities, either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance. BWP has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of such securities. BWP is not aware of any circumstances presently in existence which are likely in the future to promote a disposition of the securities.

(f) BWP confirms its understanding and agrees as follows:

(i) The certificates evidencing any of the Shares shall bear substantially the following legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities law. No transfer or sale of these securities, or any interest therein, may be made except in connection with an effective registration statement under the Act, unless the issuer has receive an opinion of counsel that such transfer does not require registration under the Act or the transfer shall be made in accordance with Rule 144 promulgated under the Act.”

(ii)  Appropriate transfer restrictions regarding such securities shall be noted in the records of CTI and the transfer agent.

6. Term and Termination.

6.1 This Agreement shall be for a term commencing on April 1, 2008 and expiring on March 31, 2011 (“Term”).

6.2 An Event of Default with respect to a party shall mean and include:

(i) the failure by such party to perform any obligation of that party provided herein to be performed, or a violation by the party of a provision hereof, and the failure of such party to cure such failure to perform or violation within thirty (30) days after notice to such party shall have been given specifying the failure to perform or violation;

(ii) the series “Good Fishing” or “Outdoor Secrets” shall be cancelled;

(iii)  the death or incapacity of Babe Winkelman.

6.3 In the event of an Event of Default with respect to a party, the other party shall be entitled to terminate this Agreement upon thirty (30) days written notice.

7. Indemnification.

7.1 CTI shall defend, indemnify and hold BWP harmless from and against any damage (including incidental and consequential damages), expense (including reasonable attorneys’ fees), loss, lawsuit, claim, demand or liability arising out of (i) any breach of by CTI of its obligations herein or violation of any of its representations or warranties herein or (ii) bodily injury or property damage arising from the sale or use of the ZipVac Products.

7.2 BWP shall defend, indemnify and hold CTI harmless from and against any damage (including incidental and consequential damages), expense (including reasonable attorneys’ fees), loss, lawsuit, claim, demand or liability arising out of any breach of by BWP of its obligations herein or violation of any of its representations or warranties herein.

8. General Provisions

8.1 This Agreement and the relationship of the parties hereunder is governed by and interpreted in accordance with the internal laws of the State of Minnesota without regard to its principles of conflict of laws.

8.2 This Agreement is not modified or supplemented by any agreement or representation that is not contained in this document. Modifications or supplements to the Agreement must be agreed to in writing and signed by the parties.

8.3 The rights and duties under this Agreement are not assignable or delegable by either party without the other party's prior written consent.

8.4 Waiver by either party of nonperformance or any breach of this Agreement does not constitute a waiver of any subsequent nonperformance or other breach of the same or any other provision.

8.5 Notices must be in writing and must be sent to the recipient at the address set forth at the beginning of this Agreement. Either party may change the address to which notice must be given by written notice to the other party. Notices are effective upon receipt or 5 days after sending, whichever comes first, if the notice is sent by an overnight delivery service or if mailed postage prepaid, certified or registered mail, return receipt requested.

8.6 If any provision of this Agreement is held to be invalid, the validity of the remainder of the Agreement will not be affected, and the rights and obligations of the parties will be construed and enforced as if the Agreement did not contain the invalid provision. The provisions of this Agreement are severable.

8.7 This Agreement and the documents referred to herein constitute the entire agreement between the parties relating to the subject matter of this Agreement. It supersedes any other agreement between the parties relating to this subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CTI INDUSTRIES CORPORATION

By:	/s/ John H. Schwan
John H. Schwan Chairman

BABE WINKELMAN PRODUCTIONS, INC.

By:	/s/ Mike Weinkauf
Mike Weinkauf President